SPONSOR AGREEMENT
                          TOUCHSTONE ADVISORS, INC. AND
                           TOUCHSTONE STRATEGIC TRUST

                                 AMENDMENT NO. 8

      AMENDMENT dated as of October 4, 2004, between TOUCHSTONE STRATEGIC TRUST, a Massachusetts business trust (the "Trust"), and TOUCHSTONE ADVISORS, INC., an Ohio corporation ("Touchstone");

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended;

      WHEREAS, the Trust has engaged Touchstone to provide certain management services with respect to certain series of the Trust (each a "Fund") pursuant to the Sponsor Agreement dated as of May 1, 2000, as amended, between the Trust and Touchstone (the "Agreement"); and

      WHEREAS, the Trust and Touchstone wish to amend the Agreement to reflect the addition of Class I shares of the Micro Cap Growth Fund and the name change of the Enhanced 30 Fund.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as set forth in the Agreement and herein, acting pursuant to
Section 7 of the Agreement, the Trust and Touchstone hereby amend the Agreement as follows:

      (A)   Section 3 of the Agreement shall read as follows:

            3.    Operating Expense Waivers or Reimbursement.

                  a) Touchstone shall waive all or a portion of its fee pursuant to this Sponsor Agreement and/or reimburse a portion of the operating expenses (including amortization of organization expense, but excluding interest, taxes, brokerage commissions and other portfolio transaction expenses, capital expenditures and extraordinary expenses) ("Expenses") of each Class of the following Funds (each a "Class") such that, after such reimbursement, the aggregate Expenses of a Class shall be less than or equal, on an annual basis, to the following percentages of average daily net assets of the Class for the Fund's then-current fiscal year:

                  Touchstone Emerging Growth Fund - Class A                1.50%
                  Touchstone Emerging Growth Fund - Class B                2.25%
                  Touchstone Emerging Growth Fund - Class C                2.25%
                  Touchstone Large Cap Core Equity Fund - Class A          1.00%
                  Touchstone Large Cap Core Equity Fund - Class B          1.75%
                  Touchstone Large Cap Core Equity Fund - Class C          1.75%
                  Touchstone Value Plus Fund - Class A                     1.30%
                  Touchstone Value Plus Fund - Class B                     2.05%
                  Touchstone Value Plus Fund - Class C                     2.05%
                  Touchstone Small Cap Growth Fund - Class A               1.95%
                  Touchstone Small Cap Growth Fund - Class B               2.70%
                  Touchstone Small Cap Growth Fund - Class C               2.70%
                  Touchstone Small Cap Growth Fund - Class I               1.55%
                  Touchstone Micro Cap Growth Fund - Class A               1.95%
                  Touchstone Micro Cap Growth Fund - Class C               2.70%
                  Touchstone Micro Cap Growth Fund - Class I               1.55%

            Touchstone's obligations in this Section 3 may be terminated, with respect to any Fund or class of shares, by Touchstone as of the end of any calendar quarter after March 31, 2005, upon at least 30 days' prior written notice to the Trust (an "Expense Cap Termination"), except that the Expense Cap Termination for the Micro Cap Growth Fund shall be March 31, 2006.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of October 4, 2004. The undersigned has executed this Agreement not individually, but as an officer under the Trust's Declaration of Trust, and the obligations of this Agreement are not binding upon such person or upon any of the Trust's Trustees, officers or investors in the Funds individually, but bind only the Trust estate.

TOUCHSTONE ADVISORS, INC.                 TOUCHSTONE STRATEGIC TRUST


By: /s/ Terrie A. Wiedenheft             By: /s/ William A. Dent
   --------------------------------          ----------------------------------

Name:  Terrie A. Wiedenheft              Name: William A.Dent
       ----------------------------            --------------------------------

Title:  Chief  Financial Officer         Title:  Vice President
       ----------------------------            --------------------------------

                                SPONSOR AGREEMENT
                          TOUCHSTONE ADVISORS, INC. AND
                           TOUCHSTONE STRATEGIC TRUST

                                 AMENDMENT NO. 9

      AMENDMENT dated as of April 1, 2005, between TOUCHSTONE STRATEGIC TRUST, a Massachusetts business trust (the "Trust"), and TOUCHSTONE ADVISORS, INC., an Ohio corporation ("Touchstone");

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended;

      WHEREAS, the Trust has engaged Touchstone to provide certain management services with respect to certain series of the Trust (each a "Fund") pursuant to the Sponsor Agreement dated as of May 1, 2000, as amended, between the Trust and Touchstone (the "Agreement"); and

      WHEREAS, the Trust and Touchstone wish to amend the Agreement to extend the period during which the provisions of the Agreement related to operating expense waivers or reimbursement shall apply.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as set forth in the Agreement and herein, acting pursuant to
Section 7 of the Agreement, the Trust and Touchstone hereby amend the Agreement as follows:

      (A)   Section 3 of the Agreement shall read as follows:

            3.    Operating Expense Waivers or Reimbursement.

                  a) Touchstone shall waive all or a portion of its fee pursuant to this Sponsor Agreement and/or reimburse a portion of the operating expenses (including amortization of organization expense, but excluding interest, taxes, brokerage commissions and other portfolio transaction expenses, capital expenditures and extraordinary expenses) ("Expenses") of each Class of the following Funds (each a "Class") such that, after such reimbursement, the aggregate Expenses of a Class shall be less than or equal, on an annual basis, to the following percentages of average daily net assets of the Class for the Fund's then-current fiscal year:

                    Touchstone Emerging Growth Fund - Class A             1.50%
                    Touchstone Emerging Growth Fund - Class B             2.25%
                    Touchstone Emerging Growth Fund - Class C             2.25%
                    Touchstone Large Cap Core Equity Fund - Class A       1.00%
                    Touchstone Large Cap Core Equity Fund - Class B       1.75%
                    Touchstone Large Cap Core Equity Fund - Class C       1.75%
                    Touchstone Value Plus Fund - Class A                  1.30%
                    Touchstone Value Plus Fund - Class B                  2.05%
                    Touchstone Value Plus Fund - Class C                  2.05%
                    Touchstone Small Cap Growth Fund - Class A            1.95%
                    Touchstone Small Cap Growth Fund - Class B            2.70%
                    Touchstone Small Cap Growth Fund - Class C            2.70%
                    Touchstone Small Cap Growth Fund - Class I            1.55%
                    Touchstone Micro Cap Growth Fund - Class A            1.95%
                    Touchstone Micro Cap Growth Fund - Class C            2.70%
                    Touchstone Micro Cap Growth Fund - Class I            1.55%

            Touchstone's obligations in this Section 3 may be terminated, with respect to any Fund or class of shares, by Touchstone as of the end of any calendar quarter after March 31, 2006, upon at least 30 days' prior written notice to the Trust (an "Expense Cap Termination").

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of April 1, 2005. The undersigned has executed this Agreement not individually, but as an officer under the Trust's Declaration of Trust, and the obligations of this Agreement are not binding upon such person or upon any of the Trust's Trustees, officers or investors in the Funds individually, but bind only the Trust estate.

TOUCHSTONE ADVISORS, INC.                TOUCHSTONE STRATEGIC TRUST


By:    /s/ Terrie A. Wiedenheft           By:  /s/ William A. Dent
       ----------------------------         ----------------------------------

Name:  Terrie A. Wiedenheft              Name: William A.Dent
       ----------------------------            --------------------------------

Title:  Chief  Financial Officer         Title:  Vice President
       ----------------------------            --------------------------------